UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 15, 2014

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Half Day Road, Suite 500, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2014 (the “Notes Closing Date”), Zebra Technologies Corporation (“Zebra”) completed its previously announced private offering (the “Offering”) of $1.05 billion aggregate principal amount of 7.25% Senior Notes due 2022 (the “Notes”) pursuant to a purchase agreement, dated September 30, 2014 (the “Purchase Agreement”), by and between Zebra and Morgan Stanley & Co. LLC, as representative of the several initial purchasers named therein (the “Initial Purchasers”). Zebra intends to use the net proceeds from the Notes offering, together with cash on hand and proceeds from Zebra’s previously announced $2.2 billion senior secured term loan to fund the $3.45 billion cash acquisition of the Enterprise business of Motorola Solutions, Inc. (the “Acquisition”), as well as to pay related transaction fees and expenses. In connection with the completion of the Offering, Zebra entered into the following agreements.

Indenture

The Notes are governed by the terms of an indenture, dated as of October 15, 2014 (the “Indenture”), by and among Zebra and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will mature on October 15, 2022. Interest on the Notes will be payable in cash on April 15 and October 15 of each year, commencing on April 15, 2015, and will accrue interest at a rate of 7.25% per annum. Prior to the completion of the Acquisition, the Notes will be obligations solely of Zebra and will not be guaranteed by any of Zebra’s subsidiaries. From and after the completion of the Acquisition, the Notes will be guaranteed on a senior unsecured basis by Zebra’s direct and indirect wholly-owned existing and future domestic restricted subsidiaries, subject to certain exceptions.

The Notes are the senior unsecured obligations of Zebra and: (i) are effectively subordinated to Zebra’s secured obligations to the extent of the value of the assets securing such obligations; (ii) rank equal in right of payment to all of Zebra’s existing and future unsecured, unsubordinated obligations; (iii) rank senior in right of payment to all of Zebra’s future subordinated obligations, if any; and (iv) are structurally subordinated to any existing and future obligations of any of Zebra’s subsidiaries that are not guarantors.

At any time prior to October 15, 2017, Zebra may redeem the Notes in whole or in part, at its option, at a redemption price equal to 100% of the principal amount of such Notes plus the relevant “applicable premium” as of, and accrued and unpaid interest, if any, to, the redemption date. Beginning October 15, 2017, Zebra may redeem some or all of the Notes at the optional redemption prices set forth in the Indenture, plus accrued and unpaid interest on the Notes redeemed, if any, to the redemption date. In addition, until October 15, 2017, Zebra may, subject to certain conditions, redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 107.25% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption.

Under specified circumstances, the Notes will be subject to a special mandatory redemption (a “Special Mandatory Redemption”) at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, and the amounts held in the Escrow Account (as defined below under “—Escrow Agreement”) will be used to fund such redemption. A Special Mandatory Redemption will be required in the event, among other things, (i) the Acquisition is not completed by April 13, 2015 (or such later date to the extent such date may be extended under the master acquisition agreement governing the Acquisition), (ii) Zebra determines not to pursue the consummation of the Acquisition or (iii) Zebra fails to make monthly advance payments to the Escrow Account in respect of interest that will accrue on the Notes. See “—Escrow Agreement.”

In the event of a change of control (as defined in the Indenture), Zebra will be required to offer to repurchase the Notes at the repurchase price of 101% of the aggregate principal amount of Notes, plus accrued and unpaid interest to the repurchase date, if any.

The Indenture, among other things, contains covenants limiting the ability of Zebra and its restricted subsidiaries to: (i) incur additional indebtedness or issue certain preferred stock; (ii) pay dividends on, or make distributions in respect of, their capital stock; (iii) make certain investments or other restricted payments; (iv) sell certain assets or issue capital stock of restricted subsidiaries; (v) create liens; (vi) merge, consolidate or transfer or dispose of substantially all of their assets; and (vii) engage in certain transactions with affiliates. These covenants are subject to a number of important limitations and exceptions that are described in the Indenture.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment of principal, premium, if any, and interest, when due, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, accrued and unpaid interest, if any, on all the Notes to be due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The foregoing summary of the Indenture does not purport to be complete and is qualified in its entirety by reference to the text of the Indenture, which is attached hereto as Exhibit 4.1 and is incorporated by reference.

Escrow Agreement

On the Notes Closing Date, Zebra entered into an escrow and security agreement (the “Escrow Agreement”) with U.S. Bank National Association, both in it its capacity as trustee and in its capacity as escrow agent and securities intermediary, pursuant to which (i) the gross proceeds to Zebra of the Offering were deposited into an escrow account (the “Escrow Account”), (ii) Zebra deposited an amount of cash that, when taken together with the gross proceeds received from the Offering, would be sufficient to fund a Special Mandatory Redemption of all of the Notes on November 5, 2014, if such a Special Mandatory Redemption were to occur on or prior to that date and (iii) a security interest in the amounts deposited in the Escrow Account was granted to the Trustee for the benefit of the holders of the Notes. The amounts in the Escrow Account will be released to Zebra upon the satisfaction of certain conditions that include, among other things, the closing of the Acquisition and entry into the credit agreement governing Zebra’s new $2.2 billion senior secured term loan and senior secured revolving facility at the closing of the Acquisition (the “Escrow Release”).

Beginning October 28, 2014, so long as neither the Escrow Release nor a Special Mandatory Redemption has occurred, Zebra will be required to deposit into the Escrow Account an amount of cash equal to one month of interest that will accrue on the Notes on a month by month basis.

The foregoing summary of the Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Escrow Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference.

Registration Rights Agreement

On the Notes Closing Date, Zebra entered into a registration rights agreement with Morgan Stanley & Co. LLC, as representative of the Initial Purchasers (the “Registration Rights Agreement”) pursuant to which it agreed that if the Notes are not freely transferable by non-affiliates by the date that is 375 days after the Notes Closing Date, Zebra would use its commercially reasonable efforts to file an exchange offer registration statement to allow the Notes to be exchanged for the same principal amount of exchange Notes with substantially identical terms, except such exchange Notes will be freely transferable under the Securities Act of 1933, as amended (the “Securities Act”). In addition, Zebra may be required to file a shelf registration statement under certain circumstances to cover resales of the Notes. If Zebra fails to satisfy its obligations under the Registration Rights Agreement, Zebra may be required to pay additional interest on the Notes, subject to certain limits. Zebra’s registration obligations under the Registration Rights Agreement cease once the Notes are freely transferable by non-affiliates.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Registration Rights Agreement, which is attached hereto as Exhibit 4.2 and is incorporated by reference.

Amendment to Existing Credit Facility

On the Notes Closing Date, Zebra entered into Amendment No. 1 (the “Amendment”) to that certain Credit Agreement, dated as of October 10, 2012, among Zebra, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (as amended, the “Existing Credit Agreement”), to permit Zebra (i) to issue the Notes, (ii) to fund the Escrow Account and (iii) to grant a security interest in the escrowed amounts to the Trustee for the benefit of the holders of the Notes. Zebra expects to terminate the Existing Credit Agreement in connection with the closing of the Acquisition.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, which is attached hereto as Exhibit 10.2 and is incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Important Information

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Notes and related guarantees. Any offer of the Notes and related guarantees is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful. Any offer and sale of the securities referred to herein has not been registered under the Securities Act, and, unless so registered, may not be offered or sold in the United States absent an applicable exemption from registration requirements.

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws. Statements related to, among other things, the use of proceeds from the offering of the Notes and the closing of the Acquisition constitute forward-looking statements. For a description of factors that may cause Zebra’s actual results, performance or expectations to differ from any forward-looking statements, please review the information under the heading “Risk Factors” included in Item 1A of Zebra’s 2013 Annual Report on Form 10-K and other documents of Zebra’s on file with or furnished to the Securities and Exchange Commission. Any forward-looking statements made in this Current Report are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Zebra will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Zebra or its business or operations. Except as required by law, Zebra undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by Zebra’s forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of October 15, 2014, between Zebra Technologies Corporation and U.S. Bank National Association, as trustee, relating to the 7.25% Senior Notes due 2022.

4.2	Registration Rights Agreement, dated as of October 15, 2014, between Zebra Technologies Corporation and Morgan Stanley & Co. LLC, as representative of the Initial Purchasers.

10.1	Escrow Agreement, dated as of October 15, 2014 between Zebra Technologies Corporation and U.S. Bank National Association, both in its capacity as trustee and in its capacity as escrow agent and securities intermediary.

10.2	Amendment No. 1, dated as of October 15, 2014, to Credit Agreement, dated as of October 10, 2012, among Zebra Technologies Corporation, as Borrower, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

	By:	/s/ Jim Kaput
Date: October 17, 2014	Name:	Jim Kaput
	Title:	SVP and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of October 15, 2014, between Zebra Technologies Corporation and U.S. Bank National Association, as trustee, relating to the 7.25% Senior Notes due 2022.

4.2	Registration Rights Agreement, dated as of October 15, 2014, between Zebra Technologies Corporation and Morgan Stanley & Co. LLC, as representative of the Initial Purchasers.

10.1	Escrow Agreement, dated as of October 15, 2014 between Zebra Technologies Corporation and U.S. Bank National Association, both in its capacity as trustee and in its capacity as escrow agent and securities intermediary.

10.2	Amendment No. 1, dated as of October 15, 2014, to Credit Agreement, dated as of October 10, 2012, among Zebra Technologies Corporation, as Borrower, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.